                                                                    Exhibit 10.6

                           EAGLE FAMILY FOODS, INC.

                             EMPLOYMENT AGREEMENT
                             --------------------


          EMPLOYMENT AGREEMENT, dated as of this 23rd day of January, 1998, between Eagle Family Foods, Inc., a Delaware corporation (the "Company"), Eagle Family Foods Holdings, Inc., a Delaware corporation ("Holdings"), and John O'C. Nugent (the "Executive").

                               R E C I T A L S:
                               ---------------

          WHEREAS, the Company recognizes that the future growth, profitability and success of the Company's business will be substantially and materially enhanced by the employment of the Executive by the Company;

          WHEREAS, the Company desires to employ the Executive and the Executive has indicated his willingness to provide his services, on the terms and conditions set forth herein;

          NOW, THEREFORE, on the basis of the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          Section 1.  Employment.  The Company hereby agrees to employ the
                      ----------
Executive and the Executive hereby accepts employment with the Company on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as President and Chief Executive Officer of the Company and, in such capacity, shall report directly to the Board of Directors of the Company (the "Board of Directors") and shall have such duties as are typically performed by a President and Chief Executive Officer of a corporation, together with such additional duties, commensurate with the Executive's position, as may be assigned to him from time to time by the Board of Directors. The principal location of the Executive's employment shall be at the Company's principal executive office located at 220 White Plains Road, Tarrytown, New York 10591, although the Executive understands and agrees that he may be required to travel from time to time for business reasons.

          Section 2.  Term.  Unless terminated pursuant to Section 6 hereof, the
                      ----
Executive's employment hereunder shall commence on the date hereof and shall continue during the period ending on the second anniversary of the date hereof (the "Initial Term"). Beginning with such second anniversary date, the Employment Term shall be extended automatically for consecutive periods of one year on each anniversary date of this Agreement. The Initial Term, together with any extension pursuant to this Section 2, is referred to herein as the "Employment Term." The

Employment Term shall terminate upon any termination of the Executive's employment pursuant to Section 6.

          Section 3.  Compensation.  During the Employment Term, the Executive
                      ------------
shall be entitled to the following compensation and benefits:

          (a)  Salary.  As compensation for the performance of the Executive's
               ------
services hereunder, the Company shall pay to the Executive a salary (the "Salary") of $300,000 per annum with increases, if any, as may be approved in writing by the Board of Directors. The Salary shall be payable in accordance with the payroll practices of the Company as the same shall exist from time to time. In no event shall the Salary be decreased during the Employment Term.

          (b)  Bonus Plan.  The Executive shall be eligible to receive an annual
               ----------
cash bonus ("Bonus") which shall be determined by the Board of Directors. For the Company's 1998 fiscal year, the Bonus eligible to be earned shall be as follows: (1) 25% of Salary if the Company achieves 85% of its 1998 target for earnings before interest, taxes, depreciation and amortization, as set forth in the annual business plan approved by the Board of Directors (the "EBITDA Target"); (2) an additional 25% of Salary if the Company achieves 100% of the 1998 EBITDA Target; and (3) an additional 50% of Salary if the Company exceeds 125% of the 1998 EBITDA Target. In the event the Company achieves over 100% of the 1998 EBITDA Target but 125% or less than the 1998 EBITDA Target, the Board of Directors may, in its discretion, grant a Bonus reflecting such achievement, provided that any such Bonus shall not exceed an additional 50% of Salary. For fiscal years during the Employment Term subsequent to 1998, the relevant performance targets shall be set by the Board of Directors in its sole discretion, provided that the Executive's aggregate Bonus potential as a percentage of Salary shall not decrease.

          (c)  Benefits.  In addition to the Salary and Bonus, if any, the
               --------
Executive shall be entitled to participate in health, insurance, pension, automobile and other benefits provided to other senior executives of the Company on terms no less favorable than those available to such senior executives of the Company. The Executive shall also be entitled to the same number of vacation days, holidays, sick days and other benefits as are generally allowed to other senior executives of the Company in accordance with the Company policy in effect from time to time.

          (d)  Awards; Purchase Rights.  (1) The Executive shall be eligible to
               -----------------------
receive awards of restricted stock and options under the Eagle Family Foods Holdings, Inc. 1998 Stock Incentive Plan (the "Stock Plan"), as determined by the Board of Directors of Holdings (the "Holdings Board") (or a designated committee thereof) in its sole discretion. The terms of such awards including, without limitation, those which apply upon termination of the Executive's employment, shall be governed by the Stock Plan and any award agreements entered into between the Executive and Holdings with respect thereto.

          (2) In the event of a termination of employment of William A. Lynch under circumstances which will give Holdings a right of first refusal to purchase shares of Common Stock or Preferred Stock held by Lynch, the Executive shall have the right to purchase 100%, but not less than 100%, of such shares.

          (3) Any shares of Common Stock or Preferred Stock purchased by the Executive shall be subject to the terms and conditions of the Eagle Family Foods Holdings, Inc. Stockholders Agreement dated as of January 23, 1998 ("Stockholders Agreement").

          (4) The rights of first refusal granted pursuant to Section 3(d)(2) above shall not apply to any unvested shares, which terminate by their terms. Nothing in this Agreement shall restrict Holdings' ability to amend, modify or waive any rights to repurchase shares of any employee.

          Section 4.  Exclusivity.  During the Employment Term, the Executive
                      -----------
shall devote his full time to the business of the Company, shall faithfully serve the Company, shall in all respects conform to and comply with the lawful and reasonable directions and instructions given to him by the Board of Directors in accordance with the terms of this Agreement, shall use his best efforts to promote and serve the interests of the Company and shall not engage in any other business activity, whether or not such activity shall be engaged in for pecuniary profit, except that the Executive may (i) participate in the activities of professional trade organizations related to the business of the Company and (ii) engage in personal investing activities, provided that activities set forth in these clauses (i) and (ii), either singly or in the aggregate, do not interfere in any material respect with the services to be provided by the Executive hereunder.

          Section 5.  Reimbursement for Expenses.  The Executive is authorized
                      --------------------------
to incur reasonable expenses in the discharge of the services to be performed hereunder, including expenses for travel, entertainment, lodging and similar items in accordance with the Company's expense reimbursement policy, as the same may be modified by the Board of Directors from time to time. The Company shall reimburse the Executive for all such proper expenses upon presentation by the Executive of itemized accounts of such expenditures in accordance with the financial policy of the Company, as in effect from time to time.

          Section 6.  Termination and Default.
                      -----------------------

          (a)  Death.  The Executive's employment shall automatically terminate
               -----
upon his death and upon such event, the Executive's estate shall be entitled to receive the amounts specified in Section 6(e) below.

          (b)  Disability.  If the Executive is unable to perform the duties
               ----------
required of him under this Agreement because of illness, incapacity, or physical or mental disability, the Employment Term shall continue and the Company shall pay all compensation required to be paid to the Executive hereunder, unless the Executive is unable to perform the duties required of him under this Agreement for an aggregate of 180 days (whether or not consecutive) during any 12-month period during the term of this Agreement, in which event the Company may terminate the Executive's employment for "Disability".

          (c)  Cause.  The Company may terminate the Executive's employment at
               -----
any time, with or without Cause.  In the event of termination pursuant to this
Section 6(c) for Cause, the Company shall deliver to the Executive written notice setting forth the basis for such termination, which notice shall specifically set forth the nature of the Cause which is the reason for such termination. Termination of the Executive's employment hereunder shall be effective upon delivery of such notice of termination. For purposes of this Agreement, "Cause" shall mean: (i) the Executive's failure (except where due to a disability contemplated by subsection (b) hereof), neglect or refusal to perform his duties hereunder which failure, neglect or refusal shall not have been corrected by the Executive within 30 days of receipt by the Executive of written notice from the Company of such failure, neglect or refusal, which notice shall specifically set forth the nature of said failure, neglect or refusal, (ii) any willful or intentional act of the Executive that has the effect of injuring the reputation or business of the Company or its affiliates in any material respect; (iii) any willful or intentional misrepresentation made by or at the behest of the Executive to the Board of Directors; (iv) any continued or repeated absence from the Company, unless such absence is (A) approved or excused by the Board of Directors or (B) is the result of the Executive's illness, disability or incapacity (in which event the provisions of Section 6(b) hereof shall control); (v) use of illegal drugs by the Executive or repeated drunkenness while performing duties required under this Agreement or in public; (vi) conviction of the Executive for the commission of a felony; (vii) the commission by the Executive of an act of fraud or embezzlement against the Company; or (viii) any breach or violation by the Executive of the terms of
Section 7 hereof.

          (d)  Resignation.  The Executive shall have the right to terminate his
               -----------
employment at any time by giving 60 days' prior written notice of his resignation to the Company.

          (e)  Payments; Repurchase of Stock.  (1)  In the event that the
               -----------------------------
Executive's employment terminates for any reason, the Company shall pay to the Executive all amounts accrued but unpaid hereunder through the date of termination in respect of Salary or unreimbursed expenses. In the event the Executive's employment is terminated by the Company without Cause, in addition to the amounts specified in the foregoing sentence, the Executive shall (A) continue to receive the Salary (less any applicable withholding or similar taxes) at the rate in effect hereunder on the date of such termination periodically, in accordance with the Company's prevailing payroll practices, (B) remain eligible to participate in benefits offered in accordance with Section 3(c) hereof, in each of sub-clauses (A) and (B) for a period of (i) twelve months following the date of such termination, or (ii) the number of months remaining in the Employment Term immediately prior to such termination, whichever is longer (the "Severance Term") and (C) be entitled to receive placement services from an outplacement assistance agency selected in good faith by the Company for a period of up to six months following the date of such termination, at the expense of the Company up to a maximum limit of $25,000. Amounts owed by the Company in respect of the Salary or reimbursement for expenses under the provisions of Section 5 hereof shall, except as otherwise set forth in this Section 6(e), be paid promptly upon any termination.

          (2) Upon termination of the Executive's employment by the Company for Cause, or if the Executive resigns: (A) with respect to any shares of Common Stock purchased by the Executive pursuant to the right of first refusal described in Section 3(d)(2), Holdings shall have the right, but not the obligation, to purchase from the Executive all such shares then owned by him at a price equal to the lower of (i) the Executive's initial cost for such shares, or (ii) the "Fair Value" of such shares (as hereinafter defined); and (B) with respect to any shares of Preferred Stock then owned by the Executive, whether such shares were acquired pursuant to the right of first refusal described in
Section 3(d)(2) or otherwise, Holdings shall have the right, but not the obligation, to purchase from the Executive all such shares at a price equal to the Executive's initial cost for such shares.

          (3) In the event of a termination of Executive's employment by the Company without Cause, or by reason of his death or Disability, Holdings shall have the right and obligation to purchase from the Executive all shares of Common Stock acquired by him pursuant to the right of first refusal described in
Section 3(d)(2), at a price equal to the Fair Value of such shares (as hereinafter defined). In such event, Holdings shall also have the right and obligation to purchase all shares of Preferred Stock then owned by the Executive (or his estate), whether acquired pursuant to the right of first refusal described in Section 3(d)(2) or otherwise, at a price equal to the Executive's initial cost for such shares plus all accrued and unpaid dividends.

          (4)  With respect to the repurchase rights described in paragraphs
(e)(2) and (e)(3) of this Section 6, Holdings, at its option, may pay the purchase price for such shares (A) in cash, or (B) with a promissory note bearing a market rate of interest and with a maximum term of five years.

          (5) For purposes of this Agreement, "Fair Value" means the fair market value of the shares being purchased, as determined in good faith in writing by a majority of the directors of the Holdings Board.

          (6) In addition to the rights and obligations described herein, all shares of Common Stock and Preferred Stock owned by the Executive shall be subject to the terms and conditions of the Stockholders Agreement.

          (f)  Survival of Operative Sections.  Upon any termination of the
               ------------------------------
Executive's employment, the provisions of Sections 6(e) and 7 through 19 of this Agreement shall survive to the extent necessary to give effect to the provisions thereof.

          Section 7.  Secrecy and Non-Competition.
                      ---------------------------

          (a)  No Competing Employment.  The Executive acknowledges that the
               -----------------------
agreements and covenants contained in this Section 7 are essential to protect the value of the Company's business and assets and by his current employment with the Company and its subsidiaries, the Executive has obtained and will obtain such knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the Company and to the Company's substantial detriment. Therefore, the Executive agrees that for the period commencing on the date of this Agreement and ending on the first anniversary of the termination of the Executive's employment hereunder (such period is hereinafter referred to as the "Restricted Period") with respect to any State in which the Company is engaged in business during the Employment Term, the Executive shall not participate or engage, directly or indirectly, for himself or on behalf of or in conjunction with any person, partnership, corporation or other entity, whether as an employee, agent, officer, director, shareholder, partner, joint venturer, investor or otherwise, in any business activities if such activity consists of any activity undertaken or expressly contemplated to be undertaken by the

Company or any of its subsidiaries or by the Executive at any time during the Employment Term.

          (b)  Nondisclosure of Confidential Information.  The Executive, except
               -----------------------------------------
in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employment Term or at any time thereafter, any information not in the public domain nor generally known in the industry, in any form, acquired by the Executive while employed by the Company or any predecessor to the Company's business or, if acquired following the Employment Term, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its subsidiaries or affiliates, relating to the Company, its subsidiaries or affiliates, including but not limited to information regarding customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, improvements, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company's products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, data bases, discs and printouts, plans (business, technical or otherwise), customer and industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, which is or was used in the business of the Company or any subsidiaries or affiliates thereof. The Executive agrees and acknowledges that all of such information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company, and upon termination of his employment with the Company, the Executive shall return to the Company the originals and all copies of any such information provided to or acquired by the Executive in connection with the performance of his duties for the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of his employment.

          (c)  No Interference.  During the Restricted Period, the Executive
               ---------------
shall not, whether for his own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), directly or indirectly solicit, endeavor to entice away from the Company or its subsidiaries, or otherwise directly interfere with the relationship of the Company or its subsidiaries with any person who, to the knowledge of the Executive, is employed by or otherwise engaged to perform services for the Company or its subsidiaries (including, but not limited to, any independent sales representatives or organizations) or who is, or was within the then most recent twelve-month period, a customer or client, of the Company, its predecessors or any of its subsidiaries. The placement of any general classified or "help wanted" advertisements and/or general solicitations to the public at large shall not constitute a violation of this
Section 7(c) unless the Executive's name is contained in such advertisements or solicitations.

          (d)  Inventions, etc.  The Executive hereby sells, transfers and
               ---------------
assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material, made or conceived by the Executive, solely or jointly, during his employment by the Company which relate to methods, apparatus, designs, products, processes or devices, sold, leased, used or under consideration or development by the Company, or which otherwise relate to or pertain to the business, functions or operations of the Company or which arise from the efforts of the Executive during the course of his employment for the Company. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be necessary or required of the Executive to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereof. Any invention relating to the business of the Company and disclosed by the Executive within one year following the termination of his employment with the Company shall be deemed to fall within the provisions of this paragraph unless proved to have been first conceived and made following such termination.

          Section 8.  Injunctive Relief.  Without intending to limit the
                      -----------------
remedies available to the Company, the Executive acknowledges that a breach of any of the covenants contained in Section 7 hereof may result in material irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 7 hereof, restraining the Executive from engaging in activities prohibited by Section 7 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 7 hereof.

          Section 9.  Extension of Restricted Period.  In addition to the
                      ------------------------------
remedies the Company may seek and obtain pursuant to Section 8 of this Agreement, the Restricted Period shall be extended by any and all periods during which the Executive shall be found by a court to have been in violation of the covenants contained in Section 7 hereof.

          Section 10. Representations and Warranties of the Executive.  The
                      -----------------------------------------------
Executive represents and warrants to the Company as follows:

          (a) This Agreement, upon execution and delivery by the Executive, will be duly executed and delivered by the Executive and (assuming due execution and delivery hereof by the Company) will be the valid and binding obligation of the Executive enforceable against the Executive in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the performance of this Agreement in accordance with its terms and conditions by the Executive (i) requires the approval or consent of any governmental body or of any other person or (ii) conflicts with or results in any breach or violation of, or constitutes (or with notice or lapse of time or both would constitute) a default under, any agreement, instrument, judgment, decree, order, statute, rule, permit or governmental regulation applicable to the Executive. Without limiting the generality of the foregoing, the Executive is not a party to any non-competition, non-solicitation, no hire or similar agreement that restricts in any way the Executive's ability to engage in any business or to solicit or hire the employees of any person.

          The representations and warranties of the Executive contained in this
Section 10 shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

          Section 11. Key-Man Insurance.  The Executive shall cooperate with
                      -----------------
the Company, at its request, in procuring "key-man" insurance on the Executive's life, including submission to any medical exams required in connection therewith.

          Section 12. Successors and Assigns; No Third-Party Beneficiaries.
                      ----------------------------------------------------
This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties, including, but not limited to, the Executive's heirs and the personal representatives of the Executive's estate; provided, however, that neither party shall assign or delegate any of
        --------  -------
the obligations created under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, the Company shall have the unrestricted right to assign this Agreement and to delegate all or any part of its obligations hereunder to any of its subsidiaries or affiliates, but in such event such assignee shall expressly assume all obligations of the Company hereunder and the Company shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          Section 13.  Waiver and Amendments.  Any waiver, alteration, amendment
                       ---------------------
or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any
                                                  --------  -------
such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board of Directors. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

          Section 14.  Severability and Governing Law.  The Executive
                       ------------------------------
acknowledges and agrees that the covenants set forth in Section 7 hereof are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          Section 15.  Notices.
                       -------

          (i) All communications under this Agreement shall be in writing and shall be delivered by hand or by facsimile or mailed by overnight courier or by registered or certified mail, postage prepaid:

     (1) if to the Executive, at 63 Crescent Place, Short Hills, NJ 07078, or at such other address as the Executive may have furnished the Company in writing,

     (2) if to the Company, at 220 White Plains Road, Tarrytown, New York 10591, marked for the attention of the Board of

Directors, or at such other address or facsimile number as it may have furnished in writing to the Executive,

     (3) if to Holdings, at 220 White Plains Road, Tarrytown, New York 10591, marked for the attention of the Holdings Board, or at such other address or facsimile number as it may have furnished in writing to the Executive.

          (ii) Any notice so addressed shall be deemed to be given: if delivered by hand or facsimile number, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          Section 16.  Section Headings.  The headings of the sections and
                       ----------------
subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          Section 17.  Entire Agreement.  This Agreement constitutes the entire
                       ----------------
understanding and agreement of the parties hereto regarding the employment of the Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement.

          Section 18.  Severability.  In the event that any part or parts of
                       ------------
this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.

          Section 19.  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              EAGLE FAMILY FOODS, INC.



                              By:  /s/ William A. Lynch
                                  ----------------------
                                  Name:  William A. Lynch
                                  Title: Chairman of the Board of
                                         Directors and Chief
                                         Operating Officer


                              EAGLE FAMILY FOODS HOLDINGS, INC.


                              By:  /s/ William A. Lynch
                                  ----------------------
                                  Name:  William A. Lynch
                                  Title: Chairman of the Board of
                                         Directors and Chief
                                         Operating Officer


                                   /s/ John O'C. Nugent
                              ----------------------------
                              John O'C. Nugent